Exhibit 99.1

Vista Gold Corp. Announces Receipt of the $7 Million Second Instalment Payment Under

Wheaton Precious Metals Royalty

Denver, Colorado, February 28, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) is pleased to announce that its wholly-owned subsidiary, Vista Gold Australia Pty. Ltd. (“Vista Australia”) has received the second instalment payment of $7 million (“Second Instalment”) under the royalty agreement between Vista Australia and Wheaton Precious Metals (Cayman) Co., an affiliate of Wheaton Precious Metals Corp. (“Wheaton”) dated December 13, 2023 (“Royalty Agreement”), in relation to the Company’s Mt Todd gold project (“Mt Todd” or the “Project”) located in Northern Territory, Australia. All dollar amounts in this news release are in US dollars.

The Second Instalment is part of the $20 million royalty with Wheaton, which will be used to advance Mt Todd and for general corporate purposes. Receipt of the Second Instalment followed satisfaction of certain conditions precedent to this instalment, which included approval from the Australian government Foreign Investment Review Board, registration of security interests pursuant to a general security deed between Vista Australia and Wheaton, providing for, among other things, a mortgage on the mineral tenements that comprise Mt Todd, and satisfaction of other customary conditions, representations and warranties. The final instalment of $10 million is to be received six months from the date of the first instalment provided Vista Australia has commenced a designated drilling program at Mt Todd and satisfied other customary conditions, representations and warranties. The principal terms of the Royalty Agreement are as described in the Company’s news release dated December 14, 2023. See News Release.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is Mt Todd, located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral resources, staged development, and other de-risking activities.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the final instalment of $10 million is to be received six months from the date of the first instalment providing Vista Australia has commenced a designated drilling program at Mt Todd and satisfied other customary conditions, representations, and warranties; our belief that Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics; our belief that Mt Todd benefits from its location in a leading mining jurisdiction; and our belief that Mt Todd demonstrates multiple opportunities to add value through growth of mineral resources, staged development, and other de-risking activities are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.